                                                                    Exhibit 10.1

                             AMENDMENT TO AGREEMENT

         THIS AMENDMENT TO AGREEMENT ("Amendment") is made and effective as of the 1st day of June, 2003 by and between ESA MANAGEMENT, INC. ("ESA"), and NATIONSRENT, INC., a Delaware corporation ("NationsRent").

                                    RECITALS

         A. Whereas, AutoNation, Inc. a Delaware corporation ("AutoNation"), formerly known as Republic Industries, Inc., as tenant, entered into that certain Lease Agreement dated January 15, 1996, with ELO Associates, Ltd., as landlord (the "Master Landlord"), whereby AutoNation leased space on the 12th, 14th and 9th floors of the building located at 450 East Las Olas Boulevard, Ft. Lauderdale, Florida (the "Las Olas Centre I"), as amended by Square Footage Amendment dated May 13, 1997, Amendment to Lease Agreement dated June 24, 1996, Parking Amendment dated March 20, 1996, Parking Amendment dated January 17, 1997, Fourth Amendment to Lease and Termination of Sublease Agreement dated October 29, 1999 (collectively, the Master Lease");

         B. Whereas, under a Lease Assignment made as of the 3rd day of December, 1997 ("Sublease"), ESA succeeded to the interest of Republic Industries Inc., as holder of the tenant's interest to the 12th floor of the Las Olas Centre I (hereinafter the "Premises");

         C. Whereas, ESA sub-subleased the entire 12th Floor to NationsRent pursuant to Agreement dated September 21, 2001 ("ESA/NRI Agreement");

         D. Whereas, NationsRent filed for protection under Chapter 11 of the United States Bankruptcy Code, and its case is currently pending before the Honorable Peter J. Walsh in the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court");

         E. Whereas, the parties desire to enter into an amendment to the ESA/NRI Agreement whereby the term of the ESA/NRI Agreement is extended, the rent and other charges are modified and to incorporate other terms and conditions as more particularly described herein; and

         F. Whereas, NationsRent would like to assume the ESA/NRI Agreement as amended by this Amendment.

         NOW, THEREFORE, based upon the foregoing mutual premises and the sum of Ten Dollars ($10.00) and other good and valuable consideration, the adequacy, sufficiency and receipt of which are hereby acknowledged, it is agreed as follows:

         1. Capitalized terms in this Amendment shall have the same meaning as such capitalized terms have in the ESA/NRI Agreement, unless otherwise noted in this Amendment.

         2. The parties agree that the term of the ESA/NRI Agreement shall be amended such that the expiration date of the ESA/NRI Agreement shall now be December 12, 2006.

NationsRent shall have no options to renew the ESA/NRI Agreement. Notwithstanding anything to the contrary in the Sublease, ESA/NRI Agreement or the Master Lease, effective on the first day of the month following the date NationsRent delivers the Bankruptcy Court Approval (as defined in Section 8 below) to ESA (such date hereinafter referred to as the "Rent Adjustment Commencement Date") the following Fixed Rent shall be paid by Tenant:

         Rent Adjustment Commencement Date to
         December 31, 2003:                                 $37,255.00 per month
         January 1, 2004 to December 31, 2004:              $39,862.85 per month
         January 1, 2005 to December 31, 2005:              $40,980.50 per month
         January 1, 2006 to December 12, 2006:              $44,706.00 per month

         The Fixed Rent described above shall be payable in equal monthly installments set forth above (with the exception of overtime HVAC charges for the Premises which shall be paid as referenced below). The parties intend that the sum for Fixed Rent shall be full service rent which amount already includes (and NationsRent shall not be required to pay anything additional for) Base Rent, Additional Rent, Parking Rent, or other charges for parking spaces, utilities, janitorial or any other costs or charges that were payable under the Sublease, ESA/NRI Agreement and Master Lease including without limitation, operating expenses, insurance, parking spaces, real estate taxes and assessments. Notwithstanding the foregoing, NationsRent shall be obligated to pay any sales tax on the Fixed Rent at a fixed rate of six percent (6%) throughout the term of the ESA/NRI Agreement (as said term is amended by this Amendment). Notwithstanding anything to the contrary in the Sublease, ESA/NRI Agreement or the Master Lease, throughout the Term (as same is extended herein), there shall not be any adjustments to Fixed Rent or any other increases whatsoever under the ESA/NRI Agreement.

         To the extent that AutoNation or ESA is billed by Master Landlord for overtime air conditioning and heating costs that relate to the Premises, NationsRent shall be reimburse ESA for such charges within thirty (30) days of receipt of an invoice for same.

         The reduction in the Fixed Rent as set forth in this Section 2 is being offered to NationsRent by ESA as a discount to reward the prompt and continued payments under the ESA/NRI Agreement. If NationsRent defaults under any of its obligations under the ESA/NRI Agreement, as amended hereby, and if such default remains uncured beyond any applicable notice and cure periods, then (a) the Fixed Rent discount set forth herein shall be null and void, and (b) commencing on the first day of the month following such uncured default, NationsRent shall thereafter be obligated to pay the full amount of Fixed Rent as set forth in the original ESA/NRI Agreement as if this Amendment had never been executed, and (c) ESA shall have all rights and remedies available to it at law or equity as a result of such uncured default.

         3. The parties acknowledge that the ESA/NRI Agreement is in full force and effect and that, to the best of each party's knowledge, there are no defaults thereunder nor does any state of facts exist which with the passage of time or the giving of notice, or both, would constitute a default by either party under the ESA/NRI Agreement. Each party represents, to the best of its knowledge, that there is no defense, counterclaim or offset, or other claim presently existing or arising out of the ESA/NRI Agreement. Subject to Section 8 below, each party warrants and represents to the other that it has full right and authority to enter into this Amendment,

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

and that the person signing the Amendment on behalf of each party is duly authorized by all necessary corporate and legal action to do so.

         4. ESA and NationsRent each warrant to the other that no broker or agent has been employed with respect to this Amendment and each agrees to indemnify and hold the other harmless from any claims by any broker or agent claiming compensation in respect of this Amendment alleging an agreement by ESA or NationsRent, as the case may be.

         5. The ESA/NRI Agreement, as modified by this Amendment supersedes any and all other agreements regarding the ESA/NRI Agreement, either oral or in writing; this Amendment together with the ESA/NRI Agreement contains all of the covenants and agreements between the parties with respect to the Premises; and each party to this Amendment acknowledges and agrees that no representations, inducements, promises or statements, written, oral or implied, have been made by any party or anyone acting on behalf of any party which are not embodied herein, or in the ESA/NRI Agreement, and each party agrees that no agreement, covenant, representation, inducement, promise or statement not set forth in writing in either this Amendment or the ESA/NRI Agreement shall be valid or binding.

         6. The ESA/NRI Agreement is hereby amended to effectuate the intent of this Amendment. In the event of any conflict between the terms of the ESA/NRI Agreement and this Amendment, the terms of this Amendment shall prevail and control in the interpretation, operation and effect thereof. Except as modified by this Amendment, the ESA/NRI Agreement is unmodified. This Amendment may be executed in counterparts, each of which shall be considered an original.

         7. All notices to NationsRent shall be sent to the following addresses:

                       NationsRent, Inc.
                       Las Olas Centre, Suite 1400
                       450 East Las Olas Boulevard
                       Fort Lauderdale, Florida  33301
                       Attn:  Jorge L. Martin
                              Vice President of Real Estate and Construction

               With copies to:

                       NationsRent, Inc.
                       Attn:  Joseph H. Izhakoff, Esq.
                              Executive Vice President and General Counsel
                              (at same address)

                       and

                       Akerman, Senterfitt & Edison, P.A.
                       Las Olas Centre II, Suite 1600
                       350 East Las Olas Boulevard
                       Fort Lauderdale, Florida  33301-4211
                       Attn:  Theresa M. McLaughlin, Esq.

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

All notices to ESA shall be sent to the following address:

                       ESA Management, Inc.
                       Attn:  Development/Legal Department
                       101 North Pine Street, Suite 200
                       Spartanburg, South Carolina  29302

         8. NationsRent shall immediately, continuously and diligently pursue obtaining a final order from the Bankruptcy Court approving this Amendment including without limitation the assumption of the ESA/NRI Agreement, as amended herein (the "Bankruptcy Court Approval"). Upon receipt of the Bankruptcy Court Approval, NationsRent shall promptly provide ESA with a copy of the order of the Bankruptcy Court or other applicable documentation. This Amendment shall not be effective until NationsRent provides ESA with written evidence that the Bankruptcy Court has approved the assumption of the ESA/NRI Agreement as amended herein.

                              SIGNATURES TO FOLLOW

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

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first written above.

WITNESSES:                                  TENANT:

          /s/                               NATIONSRENT INC.,
-------------------------------
                                            a Delaware corporation

Print Name_____________________

          /s/                               By:          /s/
-------------------------------                ---------------------------------
                                            Name:_______________________________
Print Name_____________________             Title:______________________________

                                                            [CORPORATE SEAL]

WITNESSES:                                  LANDLORD:

          /s/                               ESA MANAGEMENT, INC.
-------------------------------
                                            a Delaware corporation

Print Name_____________________

          /s/                               By:          /s/
-------------------------------                ---------------------------------
                                            Name:_______________________________
Print Name_____________________             Title:______________________________

                                                            [CORPORATE SEAL]

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

CONSENT OF MASTER LANDLORD:

         Master Landlord does hereby consent to the foregoing Amendment. Nothing contained herein modifies, waives, impairs or affects any of the terms or conditions of the Master Lease.

         IN WITNESS WHEREOF, MASTER LANDLORD HAS DULY EXECUTED THIS INSTRUMENT AS OF June 1, 2003.

WITNESSES:                              MASTER LANDLORD:

          /s/                           ELO ASSOCIATES, LTD., a Florida
-----------------------------------
                                        limited partnership,

Print Name_________________________

          /s/                           By:  EAST LAS OLAS INVESTORS, a
-----------------------------------
                                             Florida general partnership,
                                             general partner,

Print Name_________________________     By:  SEOLA, LTD., a Florida limited
                                             partnership, operating venturer,
___________________________________

                                        By:  SEOLA, INC., a Florida corporation,
                                             general partner.

                                        By:          /s/
                                           ------------------------------------
                                        Name:__________________________________
                                        Title:_________________________________

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